UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 28, 2005
(Date of earliest event reported)

BANCWEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7949 (Commission File Number)	99-0156159 (IRS Employer Identification No.)

999 Bishop Street, Honolulu, Hawaii 96813

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (808) 525-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On April 28, 2005, BancWest entered into a Stock Purchase Agreement and an Amended and Restated Stockholders’ Agreement with BNP Paribas S.A., concerning Bank of the West common stock. Under the terms of the Stock Purchase agreement, BancWest sold BNP Paribas S.A. 254,132 shares of the outstanding common stock of Bank of the West for $590 million. BancWest used the proceeds to repay short-term debt of $590 million owed to BNP Paribas S.A.

     The Amended and Restated Stockholders’ Agreement governs certain call and put options relating to the 254,132 shares of Bank of the West common stock sold by BancWest to BNP Paribas S.A. The call option relating to the 254,132 shares of Bank of the West common stock gives BancWest the right on specified dates or events to repurchase all or a portion of the stock at a price equal to $590 million, plus accrued interest at a rate of 4.95%, plus $5 million, or a portion thereof based on the percentage of shares called. If BancWest does not exercise its call option by May 28, 2014 or within 90 days after certain specified events or agreements, BNP Paribas S.A. can require BancWest to repurchase the shares of Bank of the West common stock at a price equal to $590 million, plus accrued interest at a rate of 4.95%, plus $50 million, or a portion thereof based on the percentage of shares required to be purchased. Due to the put and call arrangement, the $590 million repurchase agreement is considered a redeemable security and accordingly classified as debt.

     The Amended and Restated Stockholders’ Agreement also serves as a complete amendment and restatement of and replacement for the Stockholders’ Agreement dated November 20, 2002 between BancWest and BNP Paribas S.A. (which was filed as Exhibit 10.29 to BancWest’s Annual Report on Form 10-K for the year ended on December 31, 2002) that governed similar call and put options relating to 485,413 shares of Bank of the West common stock sold by BancWest to BNP Paribas for $800 million on November 22, 2002 pursuant to a Stock Purchase Agreement dated November 20, 2002 (which was filed as Exhibit 10.28 to BancWest’s Annual Report on Form 10-K for the year ended on December 31, 2002). The Amended and Restated Stockholders’ Agreement does not change any material terms relating to the call and put options concerning the 485,413 shares of Bank of the West common stock sold on November 22, 2002.

     The foregoing summary of the agreements is subject to, and qualified in its entirety by, the agreements attached as Exhibits 10.1 and 10.2 to this report and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c)      Exhibits.

     The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement dated April 28, 2005 between BancWest Corporation and BNP Paribas S.A., concerning Bank of the West common stock

10.2	Amended and Restated Stockholders’ Agreement dated April 28, 2005 between BancWest Corporation and BNP Paribas S.A., concerning Bank of the West common stock

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2005

BANCWEST CORPORATION
By:	/s/ DOUGLAS C. GRIGSBY
Douglas C. Grigsby
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Stock Purchase Agreement dated April 28, 2005 between BancWest Corporation and BNP Paribas S.A., concerning Bank of the West common stock

10.2	Amended and Restated Stockholders’ Agreement dated April 28, 2005 between BancWest Corporation and BNP Paribas S.A., concerning Bank of the West common stock